                                                                Exhibit 10(f)
                     INTER(bullet)ACT SYSTEMS, INCORPORATED

                             SUBSCRIPTION AGREEMENT


         THIS SUBSCRIPTION AGREEMENT (the "Agreement") by and between Inter(bullet)Act Systems, Incorporated, a corporation organized and existing under the laws of the State of North Carolina (the "Company") and Vanguard Cellular Operating Corp., a Delaware corporation (the "Subscriber");

                               W I T N E S S E T H

         WHEREAS, the Company has offered the Subscriber an opportunity to purchase shares pursuant to a private offering (the "Offering") of up to $15,000,000 of the Company's common stock (the "Common Stock"); and

         WHEREAS, the Subscriber desires to purchase certain of the shares being offered on the terms and conditions set forth herein;

         NOW, THEREFORE, the parties hereby agree as follows:

         1. The Subscriber hereby subscribes and agrees to purchase, subject to the terms and conditions of this Agreement, up to an aggregate of $8,000,003 of the Common Stock offered in the Offering, representing up to 1,454,546 shares (the "Shares"), at a purchase price of $5.50 per share, such purchases to be made in staged investments contingent on additional shares being sold in the Offering as follows:

                Stage 1 Upon acceptance of this subscription, 181,819 shares of Common Stock for an aggregate purchase price of $1,000,004.50.

                Stage 2 Upon the Company receiving aggregate subscriptions of $2,000,003.50 from other subscribers in the Offering, 363,637 shares of Common Stock for an aggregate purchase price of $2,000,003.50.

                Stage 3 Upon the Company receiving additional aggregate subscriptions of $1,999,998.00 of from other subscribers in the Offering, 363,636 shares of the Common Stock for an aggregate purchase price of $1,999,998.00.

                Stage 4 Upon the Company having first received an aggregate proceeds in the Offering of $9,000,007.50 ($5,000,006 from the Subscriber in the first three stages of its investment and $4,000,001.50 from other subscribers in the Offering), up to an additional 545,454 shares, for an aggregate purchase price of up to $2,999,997.00, on a share-for-share basis, for every additional share of Common Stock sold in the Offering to other subscribers.

        2. The Subscriber's agreement is subject to the Company (i) issuing the Subscriber warrants to purchase a number of shares of common stock of the Company equivalent to 10% of the Shares purchased by the Subscriber pursuant to this Agreement and (ii) granting the Subscriber demand registration rights with respect to all shares of common stock of the Company owned by the Subscriber. The Subscriber's commitment to purchase shares in Stage 3 and Stage 4 is contingent upon the Subscriber's receipt of approval or appropriate waiver from its lenders under the Subscriber's $675,000 credit facility. This Agreement, subject to the terms hereof, shall become a contract for the sale of the Shares upon the acceptance thereof by the Company.

        3. The subscription will not become effective unless and until accepted by the Company. The Company reserves the unrestricted right to withdraw this offer and reject the subscription in whole or in part at any time or for any reason.

        4. If the Company accepts this subscription, the Subscriber hereby specifically accepts, adopts and agrees to execute a Joinder Agreement pursuant to which the Subscriber becomes a party to each and every provision of that certain Shareholders' Agreement dated as of April 16, 1993 among the Company and all of its shareholders, as amended by Amendment No. 1 to Shareholders' Agreement dated as of June 17, 1994.

        5. If the Company accepts this subscription, the Subscriber agrees to promptly deliver good funds to the Company, either by wire transfer or check, in accordance with its committment set forth in Section 1 hereof.

        6. The Subscriber hereby makes the representations and warranties set forth below with the express intention that they be relied upon by the Company in determining the suitability of the Subscriber to purchase shares:

                (a) The Subscriber is fully aware that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any applicable state securities law. The Subscriber further understands that the Shares are being sold in reliance on the exemptions from the registration requirements of the Act provided by Section 4(2) thereof, and in reliance on exemptions from the registration requirements of the applicable state law, on the ground that the Offering involved has been limited to accredited investors described in the Representation of Accredited Investor of even date herewith.

                (b) The Subscriber is acquiring the Shares for the Subscriber's own account as principal for the Subscriber's investment and not with a view to resale or distribution.

                (c) The Subscriber has been furnished and has carefully reviewed the Confidential Prospectus concerning the Company and the Offering, and has been given the opportunity to ask questions of, and receive answers from, the Company concerning the business of the Company and the terms and conditions of the Offering and to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of the information contained therein or information that has been otherwise provided by the Company.

                (d) The Subscriber fully understands and agrees that the Subscriber must bear the economic risk of investment in the Shares for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act, or under any applicable state securities laws and, therefore, cannot be sold, pledged, assigned or otherwise disposed of unless they are subsequently registered under any applicable securities laws or an exemption from such registration is available. The Subscriber further understands and agrees that the Company will not honor any attempt by the Subscriber to sell, pledge, transfer or otherwise dispose of any Shares in the absence of an effective registration statement for such Shares or an opinion of counsel satisfactory to the Company that an exemption from any applicable registration requirements is available. The Subscriber further understands that the Company is under no obligation to register the Shares or make an exemption from registration available and that the Company has not represented that it will make any attempt so to register the Shares or to make such an exemption thereto available.

                (e) The Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

                (f) The Subscriber is aware that no federal or state agency has made any finding or determination as to the fairness of an investment in the Shares, nor any recommendation or endorsement of any such investment.

                (g) The Subscriber recognizes that investing in the Company is speculative and involves a high degree of risk, and the Subscriber has taken full cognizance of and understands all the risk factors related to the purchase of the Shares. The Subscriber has read and understands the "Risk Factors" set forth in the Confidential Prospectus and that such list is not an exclusive list of all risk factors related to the purchase of the Shares.

                (h) The Subscriber has delivered herewith a Representation of Accredited Investor, and the Subscriber represents that such Representation contains true and accurate information as of the date hereof. The Subscriber agrees to advise the Company if any of the information contained in the Representation materially changes prior to acceptance of this subscription.

        7. The Subscriber fully understands and acknowledges that the Company's anticipated rollout of kiosks in grocery stores with the funds from various levels of proceeds from the Offering (assuming no additional debt financing) is as follows:

                    Gross Proceeds                                   Stores

                         $ 5,000,000                                   90
                         $ 9,000,000                                  200
                         $15,000,000                                  400

and that the Company anticipates being in a position to complete a rollout of 500 stores with access to asset-based, equipment lease or other financing possible from the improved financial condition and momentum from a fully subscribed Offering. The Subscriber fully understands and acknowledges that the Subscriber's subscription may be accepted by the Company at a gross proceeds level that is not sufficient to fund the Company's rollout goals, and that there can be no assurances that the rollout goals described above can be achieved.

        8. The subscription herein shall survive the death or disability of any individual Subscriber and the dissolution or termination of any subscribing entity, and this Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of any such Subscriber. All pronouns and any variations thereof used herein shall be deemed neuter, singular or plural as the identity of the Subscriber may require.


        IN WITNESS WHEREOF, the undersigned has executed or cause to be executed
under seal this Agreement as of the     day of October, 1995.

                                          VANGUARD CELLULAR OPERATING CORP.


                                                  By:
                                                            President

                           ACCEPTANCE OF SUBSCRIPTION


        The foregoing Subscription Agreement is ACCEPTED by the Company on this _____ day of October, 1995.

                                     INTER(bullet)ACT SYSTEMS, INCORPORATED



                                       By:
                                                 President